Exhibit 10.7.6

FOURTH AMENDMENT TO

LETTER OF CREDIT

FACILITY AGREEMENTS

THIS FOURTH AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENTS (this “Amendment”) made as of the 1st day of March, 2006, among MMA CONSTRUCTION FINANCE, LLC, a Maryland limited liability company (“MMCF”), MMA MORTGAGE INVESTMENT CORPORATION, a Florida corporation (“MMI”) (MMCF and MMI are collectively referred to herein as the “Companies”) and BANK OF AMERICA, N.A. (the “Bank”).

WITNESSETH

WHEREAS, MMCF and MMI each entered into a Letter of Credit Facility Agreement dated October 18, 2002 with the Bank (as amended, individually the “MMCF Facility Agreement” and the “MMI Facility Agreement,” and collectively the “Facility Agreements”); and

WHEREAS, the Companies have requested that the Bank make certain amendments to the Facility Agreements, and the Bank is willing to do so subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Facility Agreements. Unless otherwise specified, all section references herein refer to sections of the Facility Agreements.

2. Amendments to the MMCF Facility Agreement.

1.0 Availability Date. The definition of “Availability Date” is revised to read as follows:

“‘Availability Date’ means September 18, 2006 or, if the Availability Date is extended pursuant to Section 2.11, the Availability Date as so extended.”

2.0 Construction Loan Facility Amount. The definition of “Construction Loan Facility Amount” is amended to substitute “$75,000,000” for “$100,000,000.”

3. Amendments to the MMI Facility Agreement.

1.0 Availability Date. The definition of “Availability Date” is revised to read as follows:

“‘Availability Date’ means September 18, 2006 or, if the Availability Date is extended pursuant to Section 2.11, the Availability Date as so extended.”

2.0 Bond Enhancement Facility Amount. The definition of “Bond Enhancement Facility Amount” is amended to substitute “$75,000,000” for “$100,000,000.”

4. Effectiveness of Amendment. This Amendment shall be effective upon receipt by the Bank of (a) an executed copy of this Amendment; and (b) an administration fee of $12,500.

5. Ratifications, Representations and Warranties.

(a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Facility Agreements and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Facility Agreements are ratified and confirmed and shall continue in full force and effect. MMCF, MMI and the Bank agree that the Facility Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

(b) To induce the Bank to enter into this Amendment, MMCF and MMI ratify and confirm each representation and warranty set forth in the Facility Agreements as if such representations and warranties were made on the even date herewith, and further represent and warrant (i) that there has not occurred since the date of the last financial statements delivered to the Bank any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists on the date hereof, and (iii) that MMCF and MMI are each fully authorized to enter into this Amendment.

6. Benefits. This Amendment shall be binding upon and inure to the benefit of MMCF, MMI and the Bank, and their respective successors and assigns; provided, however, that MMCF and MMI may not, without the prior written consent of the Bank, assign any rights, powers, duties or obligations under this Amendment, or the Facility Agreements.

7. Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

9. Entire Agreement. The Facility Agreements, as amended by this Amendment, contain the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

10. Reference to Facility Agreement. The Facility Agreements and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Facility Agreements, as amended hereby, are hereby amended so that any reference in the Facility Agreements to the Facility Agreements shall mean a reference to the Facility Agreements as amended hereby.

11. Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MMA CONSTRUCTION FINANCE, LLC

By:	MuniMae Holdings, LLC
Its:	Sole Member

	By:	Municipal Mortgage & Equity, LLC
	Its:	Sole Member

		By:	/s/ Melanie M. Lundquist

		Name:	Melanie M. Lundquist

		Title:	EVP & CFO

NOTICE ADDRESS:

621 East Pratt Street, Suite 300
Baltimore, MD 21202
Attention:	Treasurer
General Counsel
Facsimile:	(410) 727-5387

MMA MORTGAGE INVESTMENT CORPORATION

By:	/s/ Melanie M. Lundquist

Name:	Melanie M. Lundquist

Title:	EVP & CFO

NOTICE ADDRESS:

621 East Pratt Street, Suite 300
Baltimore, MD 21202
Attention: Treasurer
General Counsel
Facsimile: (410) 727-5387

BANK OF AMERICA, N.A

By:	/s/ Ugo Arinzeh

Name:	Ugo Arinzeh

Title:	Vice President

NOTICE ADDRESS:

One Federal Street
4th Floor
MA5-503-04-16
Boston, MA 02110
Telephone: (617) 346-2396
Facsimile: (617) 346-5025
Attention: Loan Administration – Michael Twomey

With copy to:

Bank of America, N.A.
730 15th Street, N.W.
8th Floor
DC1-701-08-04
Washington, D.C. 20005
Telephone: (202) 624-4345
Facsimile: (202) 624-1847
Attention: Ugo Arinzeh